EXHIBIT 32.2

                 STATEMENT OF CHIEF FINANCIAL OFFICER FURNISHED
            PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

     The undersigned, Gary F. Hoskins, is the Chief Financial Officer of Citizens South Banking Corporation (the "Company").

     This statement is being furnished in connection with the filing by the Company of the Company's Annual Report on Form 10-K for the year ended December 31, 2005 (the "Report").

     By execution of this statement, I certify that:

          A) the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m(a) or 78o(d)) and

          B) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of the dates and for the periods covered by the Report.

March 13, 2006                                         /s/ Gary F. Hoskins
Dated                                                  -------------------------
                                                       Gary F. Hoskins
                                                       Chief Financial Officer

     This statement is authorized to be attached as an exhibit to the Report so that this statement will accompany the Report at such time as the Report is filed with the Securities and Exchange Commission pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350. It is not intended that this statement be deemed to be filed for purposes of the Securities Exchange Act of 1934, as amended.